EXHIBIT 1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED:  May 12, 2011

ALDEN GLOBAL DISTRESSED OPPORTUNITIES MASTER FUND, L.P.

By:	/s/ David B. Zales
Name:	David B. Zales
Title:	Authorized Signatory

NEWFINANCE ALDEN SPV

By:	/s/ David B. Zales
Name:	David B. Zales
Title:	Authorized Signatory

ALDEN GLOBAL CAPITAL LIMITED

By:	/s/ David B. Zales
Name:	David B. Zales
Title:	Authorized Signatory

SMITH MANAGEMENT LLC

By:	/s/ David B. Zales
Name:	David B. Zales
Title:	Vice President